Exhibit 99.1

NOTICE OF GUARANTEED DELIVERY

SBA COMMUNICATIONS CORPORATION

Offer to Exchange

$1,500,000,000 3.875% Senior Notes due 2027

for

$1,500,000,000 3.875% Senior Notes due 2027, that have been registered under the Securities Act of 1933

Pursuant to the Prospectus, dated ________, 2020

The Exchange Offer will expire at 12:00 midnight, New York City time, on [20 business days after commencement], 2020, unless extended. Tenders of Original Notes may be withdrawn at any time prior to 12:00 midnight, New York City time, on the expiration date.

This form or one substantially equivalent hereto must be used to accept the Exchange Offer of SBA Communications Corporation, which we refer to as SBA in this notice, made pursuant to the prospectus, dated, ________, 2020, if the procedures for book-entry transfer cannot be completed at or prior to 12:00 midnight, New York City time, on the expiration date or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent, at or prior to 12:00 midnight, New York City time, on [20 business days after commencement], 2020, unless extended, which we refer to as the expiration date in this notice. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the exchange agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, an agent’s message for Original Notes held in book-entry form must also be received by the exchange agent at or prior to 12:00 midnight, New York City time, on the expiration date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the prospectus.

The exchange agent for the Exchange Offer is:

U.S. Bank National Association

By Hand and Overnight Delivery or Certified Mail:

U.S. Bank National Association

West Side Flats Operations Center

60 Livingston Ave.

St. Paul, MN 55107

Attn: Specialized Finance

SBA Communications Corporation

3.875% Senior Notes due 2027

By Facsimile (for eligible institutions only):

(651) 466-7372

To Confirm by Telephone:

1-800-954-6802

For Information:

U.S. Bank National Association

West Side Flats Operations Center

60 Livingston Ave.

St. Paul, MN 55107

Attn: Specialized Finance

Delivery of this notice to an address other than as set forth above or transmission of this notice via facsimile to a number other than as set forth above will not constitute a valid delivery.

This notice is not to be used to guarantee signatures.

Ladies and Gentlemen:

The undersigned hereby tenders to SBA, upon the terms and subject to the conditions set forth in the prospectus, receipt of each of which the undersigned hereby acknowledges, the aggregate principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the prospectus.

Original Notes To Be Tendered

PLEASE SIGN HERE
Aggregate principal amount of Original Notes tendered (must be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000)	x

x
	Signature(s) of owners or authorized signatory	Date

Name(s) of holder(s)
Area code and telephone number

Name of eligible guarantor institution guaranteeing delivery	Must be signed by the holder(s) of the Original Notes being tendered as the name(s) appear(s) on the security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. Please print name(s) and address(es).
Provide the following information for Original Notes to be tendered by book-entry delivery:

Name of tendering institution

DTC account number	Name(s):

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Capacity:

Address(es):

GUARANTEE

(not to be used for signature guarantees)

The undersigned, a firm or other entity identified in Rule l7Ad-15 under the United States Securities Exchange Act of 1934, as amended, as an “Eligible Guarantor Institution,” which definition includes: (i) banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Act; (iii) credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) national securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Act; and (v) savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the exchange agent, within three trading days after the date of execution of this notice, the Original Notes tendered hereby by book-entry transfer, to the account of the exchange agent at DTC, pursuant to the procedures for book-entry delivery set forth in the prospectus together with an agent ’s message, with any required signature guarantees, and any other required documents.

The undersigned acknowledges that it must deliver the Original Notes tendered hereby by book-entry transfer into the account of the exchange agent at DTC, together with an agent’s message, and any required signature guarantees and other required documents within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(Please Type or Print)
(Firm Name)	(Authorized Signature)

(Print or Type Name of Signatory)

(Firm Address)	(Title)

(Area Code and Telephone Number and Fax Number)	(Date)